                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): April 23, 2004
                                                           --------------

                          TouchTunes Music Corporation
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

          33-55254-447                                 87-0485304
          ------------                                 ----------
   (Commission File Number)                (IRS Employer Identification No.)

                              1800 E. Sahara Avenue
                                    Suite 107
                             Las Vegas, Nevada 89104
                             -----------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (702) 792-7405
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                ------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.   OTHER EVENTS.

On April 23, 2004, TouchTunes Music Corporation (the "Corporation") and Ecast, Inc. ("Ecast") entered into a settlement agreement (the "Agreement") with respect to certain patent infringement litigation between them, namely civil actions C01-4298 PJH and C03-5416 PJH before the United States District Court for the Northern District of California (together, the "Litigation").

Pursuant to the Agreement, the Corporation and Ecast agreed, among other things to cause the Litigation to be terminated with prejudice, and to cross-license the patents that were the subject of the Litigation.

In addition, Ecast agreed to pay to the Corporation a total of $4,000,000 (the "Settlement Amount"). Ecast made an initial payment of $500,000 in respect of the Settlement Amount on April 23, 2004. The remainder of the Settlement Amount is payable quarterly in an amount equal to the greater of:
(i) $0.005 per play of any song on any digital jukebox or other device powered by Ecast during such quarter; and (ii) $100,000. Such future payments are secured by a pledge of substantially all of Ecast's assets.

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   TOUCHTUNES MUSIC CORPORATION

                                   By: /s/  Matthew Carson
                                       ----------------------------
                                       Matthew Carson
                                       Vice President Finance and
                                       Chief Financial Officer


Date:  April 29, 2004